UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2021

Clover Health Investments, Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39252 (Commission File Number)	98-1515192 (I.R.S. Employer Identification No.)

725 Cool Springs Boulevard, Suite 320, Franklin, Tennessee (Address of principal executive offices)		37067 (Zip Code)

(201) 432-2133

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CLOV	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one Class A Common Stock at an exercise price of $11.50	CLOVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2021, the Board of Directors (the “Board”) of Clover Health Investments, Corp. (the “Company”) appointed Demetrios L. Kouzoukas, a former Director of the Center for Medicare and Principal Deputy Administrator of the Centers for Medicare & Medicaid Services, to serve as a Class II director of the Board and as a member of the Audit Committee of the Board. In connection with the election of Mr. Kouzoukas, the Board voted to increase the size of the Board to seven directors.

Following the appointment of Mr. Kouzoukas, effective as of April 13, 2021, the committees of the Board are comprised of the following Board members: Audit Committee: Lee Shapiro (Chair), William G. Robinson, Jr., and Demetrios L. Kouzoukas; Nominating and Corporate Governance Committee: Lee Shapiro (Chair) and Chelsea Clinton; and Talent and Compensation Committee: William G. Robinson, Jr. (Chair) and Chelsea Clinton.

In connection with his service as a director, Mr. Kouzoukas will receive the Company’s standard non-employee director cash and equity compensation. Mr. Kouzoukas will receive a pro rata portion of the $60,000 annual retainer for his service. Mr. Kouzoukas will also be granted a restricted stock unit (“RSU”) award under the Company’s 2020 Equity Incentive Plan covering shares of the Company’s Class A Common Stock having an RSU value of $200,000 pursuant to and in accordance with the Company’s Director Compensation Policy.

In connection with his appointment, Mr. Kouzoukas entered into the Company’s standard form of indemnification agreement for its directors, which requires the Company to, among other things, indemnify its directors against liabilities that may arise by reason of their status or service. The agreement also requires the Company to advance all expenses incurred by directors in investigating or defending any action, suit or proceeding. The foregoing description is qualified in its entirety by the full text of the form of indemnification agreement, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K (No. 001-39252) filed on January 12, 2021 and is incorporated by reference herein.

There are no arrangements or understandings between Mr. Kouzoukas and any other persons pursuant to which he was selected as a director. Mr. Kouzoukas has no family relationships with any of the Company’s directors or executive officers and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clover Health Investments, Corp.

Date: April 15, 2021	/s/ Gia Lee
Name: Gia Lee
Title: General Counsel and Secretary